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                                  EXHIBIT 10(i)


                           LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of November 13, 1997, by and between EIP Microwave, Inc. ("Borrower") whose address is 1745 McCandless Drive, Milpitas, CA 95035, and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other obligations which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated March 10, 1992 (including the Schedule thereto), as amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "A/R Facility"). The A/R Facility has been modified pursuant to, among other documents, a Loan Modification Agreement, dated November 15, 1996, pursuant to which, among other things, the Credit Limit was decreased to One Hundred Eighty Five Thousand and 00/100 Dollars ($185,000.00) and further modified by a Loan Modification Agreement, dated January 15, 1997, pursuant to which, among other things, the Credit Limit was increased to Five Hundred Thousand and 00/100 Dollars ($500,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all obligations owing by Borrower to Silicon shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. Additionally, repayment of the Obligations shall be guaranteed by John F. Bishop and Ann R. Bishop, individually and as Trustees of the Bishop Family Trust and John Bradford Bishop and Nancy Ann Bishop, individually and as Trustees of the Bishop 1992 Family Trust (each, a "Guarantor") pursuant to six (6) Unconditional Guaranty agreements (each, a "Guaranty") to be executed concurrently herewith.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

      A.  MODIFICATION(S) TO LOAN AGREEMENT (AND SCHEDULE THERETO).

          1. The Maturity Date set forth in Section 5.1 is hereby deleted and replaced with January 31, 1998.

          2. The Letter of Credit Sub-Limit set forth in Section 1.1 is hereby deleted and replaced with "Intentionally Omitted". Accordingly, Silicon shall no longer issue or cause to issue Letters of Credit on behalf of Borrower under such facility.

          3. The first sentence of Section 1.2 entitled "Interest Rate" is hereby amended to read in its entirety as follows:

               Effective as of the date hereof, a rate equal to the "Prime Rate" in effect from time to time, plus five (5.00) percentage points per annum.

           4. The paragraph entitled "Financial Covenants (Section 4.1)" is hereby deleted and replaced with the following:

               Borrower will comply with the following covenants.

                    QUICK ASSET RATIO: Borrower shall maintain, on a monthly basis, beginning with the month ended October 31, 1997 a ratio of "Quick Assets" to current liabilities of not less than 0.40 to 1.00.

                    TANGIBLE NET WORTH: Borrower shall maintain, on a monthly basis, beginning with the month ended October 31, 1997, a tangible net worth of not less than $790,000.00.

                    DEBT TO TANGIBLE NET WORTH: Borrower shall maintain, on a monthly basis, beginning with the month ended October 31, 1997, a ratio of total liabilities to tangible net worth of not more than 2.10 to 1.00.

                    PROFITABILITY: Borrower shall be profitable (after taxes) on a monthly basis with an allowance for losses not to exceed $295,000.00 for the month ended October 31, 1997, $120,000.00 for the month ending November 30, 1997 and $215,000.00 for the month ending December 31, 1997.

           5. The first paragraph of the section entitled "Credit Limit (Section 1.1)" is hereby amended to read in its entirety as follows:

               An amount not to exceed the lesser of: (i) $500,000.00 at any one time outstanding or (ii) 60% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

          6. The third paragraph of the section entitled "Credit Limit (Section 1.1)" is hereby amended in part as follows:



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               Accounts owing from account debtors outside the United States shall be deemed eligible for borrowing; provided that such accounts are (1) covered by credit insurance satisfactory to Silicon, less any deductible; or (2) supported by letter(s) of credit which shall be assigned to Silicon and be acceptable to Silicon in its sole discretion.

           7. Paragraph 2 of the section of the Schedule to the Loan Agreement entitled "Other Covenants: (Section 4.1)" is hereby deleted and replaced with the following

               Borrower shall at all times comply with the following:

                    a. Deliver monthly an aged list of accounts receivable and an aged list of accounts payable, together with a Borrowing Base Certificate to Silicon, showing invoice date, payment terms, address listings for each account debtor and due dates, within ten (10) days after the end of each month.

                    b. Deliver to Silicon at the time of each advance and/or paydown request or if no advance or paydown is requested, at least once per week, a Daily Transaction Report.

                    c. Deliver promptly upon the issuance thereof, copies of each credit memorandum issued by Borrower exceeding $1,000.00.

                    d. Deliver monthly internally prepared financial statements, together with a compliance certificate to Silicon, within thirty (30) days after the end of each month, in form that Silicon shall specify, signed by an authorized officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all the terms and conditions of the Loan Agreement.

                    e. Deliver promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any subsidiary that could result in damages or costs to Borrower or any subsidiary of $100,000.00 or more.

                    f. Deliver such budgets, sales projections, operating plans or other financial information as Silicon may reasonably request from time to time.

                    g. Silicon shall have the right to perform accounts receivable audits of Borrower's book and records as Silicon shall reasonably deem appropriate, however, not less than on a quarterly basis. Borrower's deposit account will be debited for the audit expense and a notification will be mailed to Borrower.

          8.   The following paragraphs are hereby incorporated into the Loan
               Agreement:

               LOCKBOX. Borrower shall maintain a lockbox account (the "Lockbox") with Silicon and shall cause all Borrower's accounts receivable collections to be remitted directly to the Lockbox. Silicon will transfer good funds in the Lockbox to a cash collateral account (the "Cash Collateral Account"). Borrower hereby grants Silicon a security interest in the Lockbox and Cash Collateral Account to secure the Obligations. Silicon shall have exclusive possession, dominion, and control over the Lockbox and Cash Collateral Account. Borrower may request that funds in the Cash Collateral Account either be released to Borrower or applied to pay the Obligations; PROVIDED that each such request shall be in writing and shall be accompanied by a fully completed Daily Transaction Report in the form heretofore provided by Silicon to Borrower and FURTHER PROVIDED that Silicon may at any time and from time to time in its sole and absolute discretion apply any and all funds in the Lockbox or Cash Collateral Account toward payment of the Obligations in such order of priority as shall be determined by Silicon.



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               COLLATERAL ACCOUNT.  Borrower shall open and maintain with
               Silicon an account (the "Collateral Account") into which all funds received by Borrower from account debtors shall immediately be deposited. Borrower shall direct all account debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box designated by Silicon, over which Silicon shall have exclusive and unrestricted access. Silicon shall collect the mail delivered to such post office box, open such mail, and endorse and credit all items to the Collateral Account. Borrower shall direct all account debtors or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Collateral Account. Borrower shall hold in trust for Silicon all amounts that Borrower receives despite the directions to make payments to the post office box or Collateral Account, and immediately deliver such payments to Silicon in their original form as received from the account debtor, with proper endorsements for deposit into the Collateral Account. Borrower irrevocably authorizes Silicon to transfer to the Collateral Account any funds that have been deposited into any other accounts or that Silicon has otherwise received. Borrower shall not establish or maintain any accounts with any person other than Silicon except for accounts opened in the ordinary course of business from which all funds are transferred on a daily basis to the Collateral Account. Silicon shall have all right, title and interest in all of the items from time to time in the Collateral Account and their proceeds. Silicon shall have the right from time to time in its sole discretion to apply all amounts in the Collateral Account against outstanding Obligations of Borrower. At such time, neither Borrower nor any person claiming through Borrower shall have any right in or control over the use of, or any right to withdraw any amount from, the Collateral Account, which shall be under the sole control of Silicon.

               COLLATERAL MONITORING FEE. One Thousand ($1,000.00) per month shall be payable in arrears (prorated for any partial calendar month at the beginning and termination of this Agreement).

          9. Notwithstanding Borrower's existing default under the "Negative Covenants" section by virtue of Borrower incurring $1,450,000.00 in additional debt without the prior consent of Silicon, Silicon agrees to waive such default, PROVIDED such additional debt be subordinated to Silicon on terms and form acceptable to Silicon.

           10. The section entitled "Subordinated Debt" is hereby amended to read in its entirety as follows:

               Subordinated Debt shall mean indebtedness which is subordinated to Silicon, in form and substance acceptable to Silicon and from the following Creditor: John F. Bishop and Ann R. Bishop as Trustees of the Bishop Family Trust.

     B.   WAIVER OF COVENANT DEFAULTS.

          1. Silicon hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant as of the month ended September 30, 1997, the Profitability covenant as of the quarters ended June 30, 1997 and September 30, 1997 and the default which occurred as a result of Borrower's failure to comply with the Negative Covenants as described above. Silicon's waiver of Borrower's compliance of these covenants shall apply only to the foregoing periods. Accordingly, for the month ended October 31, 1997, Borrower shall have been in compliance with these covenants, as amended herein.

               Silicon's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Silicon to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Silicon's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Silicon's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.



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5.   PAYMENT OF LOAN FEE.  Borrower shall pay to Silicon a fee in the amount of
     Five Hundred and 00/100 Dollars ($500.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees, as of the date hereof, that it has no defenses against the obligations to pay any amounts due under the Existing Loan Documents.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. GENERAL WAIVER. In consideration of Silicon entering into this Agreement, Borrower, releases and forever discharges Silicon from any claim, liability, obligation, action and cause of action, whether known or unknown which any of them, or any predecessor of them, now owns or holds by reason of any matter done, omitted or suffered to be done, prior to the date of this Agreement. This release runs in favor of Silicon, its parent, affiliate and subsidiary corporations, participant banks (if any) its present and former officers, employees, agents, affiliates, and successors in interest. In furtherance of the release contained in this section, Borrower waives such rights as might otherwise exist pursuant to California Civil Code Section 1542, which provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Borrower further warrants, represents and agrees: (i) that it has executed this Agreement and release with full knowledge of any rights it may have with respect to Silicon and the other parties released; (ii) that Borrower has received independent legal advice with respect to the matters set forth above and the rights and assertive rights arising out of said matters; and (iii) that Borrower has not relied upon any statement of fact or omission to state a fact by Silicon, or by any one acting on behalf of Silicon, with respect to the matters covered by this Agreement and release, and underlying disputes between the parties, except for those acts represented by Silicon as set forth in this Agreement.

9. JURY TRIAL WAIVER. Silicon and Borrower hereby waive the right to any jury trial in any action, proceeding, counterclaim or cause of action brought by either Silicon or Borrower against the other. (INITIAL HERE _______________)

10. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee and delivery of fully executed Guaranty agreements by the above-named Guarantors.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                          SILICON:

EIP MICROWAVE, INC.                SILICON VALLEY BANK

By:   /s/ Lewis R. Foster          By:   /s/ Christine L. Caywood
     -------------------------          ------------------------------
     Name:     Lewis R. Foster          Name:     Christine L. Caywood
     Title:    President                Title:    Vice President



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